                                                                   EXHIBIT 10.29

                                  BJ SERVICES

                           DEFERRED COMPENSATION PLAN









                            As Amended and Restated
                           Effective October 1, 2000
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                                 TABLE OF CONTENTS
ARTICLE                                                                     PAGE

I       -     DEFINITIONS AND CONSTRUCTION............................         3

II      -     PARTICIPATION...........................................         6

III     -     DEFERRALS AND ALLOCATIONS
              OF INCOME OR LOSS EQUIVALENTS...........................         7

IV      -     DEEMED INVESTMENT OF FUNDS..............................        11

V       -     BENEFITS................................................        12

VI      -     ADMINISTRATION OF THE PLAN..............................        15

VII     -     ADMINISTRATION OF FUNDS.................................        18

VIII    -     ADOPTING EMPLOYERS......................................        19

IX      -     DISCONTINUANCE OR TERMINATION...........................        20

X       -     NATURE OF THE PLAN......................................        21

XI      -     MISCELLANEOUS...........................................        22

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                                  BJ SERVICES

                           DEFERRED COMPENSATION PLAN



                             W I T N E S S E T H :


     WHEREAS, BJ Services Company, U.S.A. (the "COMPANY"), has heretofore adopted the BJ SERVICES SUPPLEMENTAL RETIREMENT THRIFT PLAN (the "PLAN") to provide deferred compensation for a select group of management or highly-compensated employees;

     WHEREAS, the Company desires to restate the Plan and amend the Plan in several respects, including renaming the Plan as the "BJ Services Deferred Compensation Plan";

     NOW THEREFORE, the Plan is hereby restated in its entirety as follows with no interruption of time, effective as of October 1, 2000, except as otherwise indicated herein:

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                                       I.

                          DEFINITIONS AND CONSTRUCTION

     1.1 DEFINITIONS. The capitalized words or terms used in the Plan and which are not otherwise defined herein shall have the same meanings as such words or terms have in the BJ Services Retirement Thrift Plan, as the same may be amended from time to time. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) ACCOUNT: An individual account for each Member to which is credited amounts determined in accordance with Article III of the Plan. Each account shall be divided into subaccounts to reflect the Member's deferrals pursuant to Section 3.1 and/or Section 3.3 and the Employer's deferrals pursuant to Section 3.2 and/or Section 3.4 and the allocation of net income or net loss equivalents thereto pursuant to Section 3.6. Such subaccounts shall be further divided as necessary to reflect the Member's elections pursuant to Article V.

(2) BASIC COMPENSATION: An amount equal to a Member's "COMPENSATION," as such term is defined under the Thrift Plan.

(3)  BOARD:  The Board of Directors of the Company.

(4) BONUS: The amount, if any, received by the Member under the annual bonus plan in which Eligible Employees participate.

(5)  CHAIRMAN:  The Chairman of the Board.

(6)  CODE:  The Internal Revenue Code of 1986, as amended.

(7)  COMMITTEE:  The Benefits Committee established by the President of the
     Company.

(8)  COMPANY:  BJ Services Company, U.S.A.

(9) COMPENSATION: The term "COMPENSATION" shall have the same meaning as is assigned to such term under the Thrift Plan except that a Member's Compensation (A) shall include amounts which he could have received in cash in lieu of contributions made on his behalf by the Employer to this Plan pursuant to Section 3.1 and Section 3.4(a), (B) for purposes other than for
     Section 3.1(b), shall not be limited to the maximum amount of compensation that can be considered by the Thrift Plan pursuant to section 401(a)(17) of the Code and (C) shall include any increases as a result of job transfers or wage rate changes during the Plan Year.

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(10) EFFECTIVE DATE:  October 1, 2000 as to this restatement of the Plan.  The original effective date of the Plan was December 1, 1990.

(11) ELIGIBLE EMPLOYEE:  Any individual who is employed by an Employer.

(12) EMPLOYER: The Company and any other entity that has been designated to participate in the Plan pursuant to the provisions of Article VIII.

(13) ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

(14) EXCESS COMPENSATION: A Member's Excess Compensation for a Plan Year shall be equal to the amount by which his Compensation for such year exceeds the maximum amount of compensation that can be considered by the Thrift Plan for such year pursuant to section 401(a)(17) of the Code.

(15) FISCAL YEAR: The Employer's fiscal year, which is the twelve consecutive month period commencing October 1 of each year.

(16) FUND: The investment funds designated from time to time for the deemed investment of Accounts pursuant to Article IV.

(17) LIMITATION:  For each Plan Year, the dollar limitation in effect under section 415(c)(1)(A) of the Code for such year.

(18) MEMBER: Any Eligible Employee who has become a Member pursuant to Article II until such Eligible Employee ceases to be a Member pursuant to Section 2.2.

(19) MONTHLY EXCESS COMPENSATION: A Member's Monthly Excess Compensation for a Plan Year shall be equal to one-twelfth of his Excess Compensation for such year.

(20) PLAN: The BJ Services Deferred Compensation Plan, as amended from time to time.

(21) PLAN YEAR: The twelve consecutive month period commencing January 1 of each year.

(22) THRIFT PLAN: The BJ Services Retirement Thrift Plan, as amended from time to time.

(23) TRUST:  The trust established for the Plan under the Trust Agreement.

(24) TRUST AGREEMENT: The agreement entered into between the Company and the Trustee establishing the Trust.

(25) TRUST FUND: The funds and properties held pursuant to the provisions of the Trust Agreement, together with all income, profits and increments thereto.

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(26) TRUSTEE:  The trustee or trustees qualified and acting under the Trust
     Agreement at any time.

(27) VALUATION DATES: The last day of March, June, September and December of each Plan Year and any other interim Valuation Date determined by the Committee on a nondiscriminatory basis. Effective as of March 1, 2001, the term "Valuation Date" shall mean each day that the New York Stock Exchange is open for business.

     1.2 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender.

     1.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                      II.

                                 PARTICIPATION

     2.1 ELIGIBILITY. On or after the Effective Date, the Chairman, in his sole discretion, shall select and notify in writing those Eligible Employees of the Employer who shall become Members. If an Eligible Employee who was a Member prior to a termination of employment with the Employer is rehired, such Eligible Employee shall become a Member only if such Eligible Employee is again selected to participate in the Plan by the Chairman.

     2.2 CESSATION OF ACTIVE PARTICIPATION. Notwithstanding any provision herein to the contrary, an Eligible Employee who has become a Member of the Plan shall cease to be an active participant in the Plan immediately upon the earlier of (a) the date the Chairman notifies the Eligible Employee he is no longer eligible to participate in the Plan or (b) the date he is no longer an Eligible Employee.

                                      III.

                                 DEFERRALS AND
                   ALLOCATIONS OF INCOME OR LOSS EQUIVALENTS

     3.1  MEMBER DEFERRALS.

     (a) A Member may elect to defer receipt of an integral percentage of from 1% to 100% of his Excess Compensation for a Plan Year.

     (b) A Member who makes the maximum Before-Tax Contributions allowable under the Thrift Plan may elect to defer receipt of amount not to exceed 12% of his Compensation, less his Before Tax Contributions to the Thrift Plan, for a Plan Year.

     (c) A Member may elect to defer receipt of an amount of his Compensation for a Plan Year equal to the amount of the Member's Before-Tax Contributions under the Thrift Plan distributed from the Thrift Plan during such Plan Year as a result of the limitations contained in section 401(k)(3) of the Code.

     (d) A Member's election to defer receipt of an amount of his Compensation pursuant to this Section shall be made by executing and filing with the Employer the forms prescribed by the Committee. If a Member makes a deferral election for a Plan Year, a corresponding reduction shall be made to his Compensation during such Plan Year. Compensation for a Plan Year not deferred pursuant to this Section shall be received by such Member in cash.

     (e) A Member's election to defer receipt of a portion of his Compensation shall become effective as of the first day of the Plan Year that begins on or after the election is executed by the Member and filed with the Employer. Notwithstanding the foregoing, if an Eligible Employee initially becomes a Member other than on the first day of a Plan Year, such Member's election to defer receipt of a portion of his Compensation for such Plan Year may be made no later than 30 days after he becomes a Member, but such election shall be prospective only. A Member's election shall remain in force and effect for all periods following the date of its execution until modified or terminated or until such Member terminates his employment. A Member who has elected to defer a portion of his Compensation may change his deferral election (within the limits set forth above), effective as of the first day of any subsequent Plan Year, by executing and delivering to the Employer a new election within the time period prescribed by the Committee.

     (f) A Member may cancel his election to defer receipt of a portion of his Compensation effective as of the first day of any subsequent Plan Year, by executing and delivering to the Employer the form prescribed by the Committee. A Member who so cancels his election may again elect to defer a portion of his Compensation, effective as of the first day of any subsequent Plan Year, by executing and delivering to the Employer a new election within the time period prescribed by the Committee.

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     3.2  EMPLOYER DEFERRALS.

     (a) For each calendar month, the Employer shall credit a Member's Account with an amount which equals 50% of the deferrals made pursuant to Section 3.1(a) on behalf of such Member during such month not in excess of 6% of such Member's Excess Compensation for the payroll periods in such month with respect to which deferrals pursuant to Section 3.1(a) were made. Further, for each calendar month, the Employer shall credit a Member's Account with an amount which equals 50% of the deferrals made pursuant to Section 3.1(b) on behalf of such Member during such month not in excess of 6% of such Member's Compensation for the payroll periods in such month with respect to which deferrals pursuant to
Section 3.1(b) were made.

     (b) For each Plan Year, the Employer shall credit a Member's Account with an amount equal to the amount forfeited by such Member under the Thrift Plan during such Plan Year as a result of the limitations contained in sections 401(k)(3) or 401(m)(2) of the Code.

     (c) For each calendar month, the Employer shall also credit an additional amount to the Account of each Member who is entitled to an allocation of Employer Base Contributions under the Thrift Plan for such month. The amount credited each month shall be a percentage of such Member's Monthly Excess Compensation, if any, with such percentage being equal to the percentage utilized under the Thrift Plan to determine the Member's Employer Base Contribution for such month under such plan.

     (d) For each calendar month, the Employer shall also credit an additional amount to the Account of each Member who is entitled to an allocation of Employer Supplemental Base Contributions under the Thrift Plan for such month. The amount credited each month shall be a percentage of such Member's Monthly Excess Compensation, if any, with such percentage being equal to the percentage utilized under the Thrift Plan to determine the Member's Employer Supplemental Base Contribution for such month under such plan.

     (e) Notwithstanding any provision of the Plan to the contrary, amounts credited to a Member's Account pursuant to Paragraph (c) and/or Paragraph (d) above shall become nonforfeitable in the same manner as amounts allocated to the Member's Employer Non-Matching Accounts under the Thrift Plan. Therefore, if any portion of a Member's Employer Non-Matching Accounts under the Thrift Plan is forfeited for any reason, a corresponding portion of the amounts credited to the Member's Account pursuant to Paragraph (c) and/or Paragraph (d) above shall be debited from such Account.

     3.3 MEMBER DEFERRALS ATTRIBUTABLE TO BONUS. A Member may elect to defer receipt of an integral percentage of from 1% to 100% of his Bonus for any Fiscal Year under the Plan. A Member's election to defer receipt of a portion of his Bonus under the Plan shall be made by executing and filing with the Employer the forms prescribed by the Committee prior to the first day of the Fiscal Year during which such Bonus is paid and shall be irrevocable. A Member's deferral election pursuant to this Section shall be effected at the time such Bonus is paid. Bonus for a Fiscal Year not deferred pursuant to this Section shall be received by such Member in cash.

     3.4 DEFERRALS FOR MEMBERS WHOSE ANNUAL ADDITIONS UNDER THE THRIFT PLAN EQUAL THE LIMITATION.

     (a) For each calendar month in which the Employer determines that a Member's Annual Additions under the Thrift Plan equal the Limitation in effect for the Plan Year in which such month occurs, the Employer shall reduce such Member's Basic Compensation by the amount by which such Member's Cash or Deferred Contributions and/or Voluntary Contributions to the Thrift Plan must be reduced solely in order for such member's Annual Additions under the Thrift Plan to equal such Limitation. The amount by which a Member's Basic Compensation is reduced pursuant to this Paragraph shall be (1) determined based upon the Member's elections in effect at the relevant times under the Thrift Plan with respect to Cash or Deferred Contributions and/or Voluntary Contributions and (2) credited to such Member's Account under the Plan.

     (b) For each calendar month in which the Employer determines that a Member's Annual Additions under the Thrift Plan equal the Limitation in effect for the Plan Year in which such month occurs, the Employer shall also credit such Member's Account with an amount equal to the excess of:

          (1) the amount of Employer contributions which would have been allocated to the accounts of such Member under the Thrift Plan (other than to his Deferred Income Account) for such month if the provisions of the Thrift Plan were administered without regard to the limitations imposed by section 415(c) of the Code on the amount of Annual Additions,

     OVER

          (2) the amount of Employer contributions which were in fact allocated to the accounts of such Member under the Thrift Plan (other than to his Deferred Income Account) for such month.

     For purposes of determining the amount of Employer Matching Contributions which would have been allocated to the account of a Member under the Thrift Plan, the contributions to the Plan on a Member's behalf pursuant to Paragraph
(a) above shall be deemed to have been made to the Thrift Plan. Notwithstanding any provision of the Plan to the contrary, amounts credited to a Member's Account pursuant to this Paragraph (other than amounts representing reduced allocations of Employer Matching Contributions under the Thrift Plan) shall become nonforfeitable in the same manner as amounts allocated to the Member's Employer Non-Matching Accounts under the Thrift Plan. Therefore, if any portion of a Member's Employer Non-Matching Accounts under the Thrift Plan is forfeited for any reason, a corresponding portion of the amounts credited to the Member's Account pursuant to this Paragraph (other than amounts representing reduced allocations of Employer Matching Contributions under the Thrift Plan) shall be debited from such Account.

     3.5 PAYMENTS TO TRUSTEE. The Employer shall pay an amount equal to the deferrals under the Plan directly to the Trustee as soon as practicable. On or about the date of any such payment, the Committee shall be informed as to the amount of such payment. Deferrals made by a

Member or on the Member's behalf shall be credited to the Member's Account as received by the Trustee.

     3.6  ALLOCATION OF NET INCOME OR NET LOSS EQUIVALENTS.

     (a) As of each Valuation Date, the Trustee shall determine the net income (or net loss) equivalents of each Fund within the Trust Fund since the immediately preceding Valuation Date. The net income (or net loss) equivalent of each Fund since the immediately preceding Valuation Date shall be ascertained by the Trustee based upon changes in the net asset value in such manner as it deems appropriate. As soon as is practicable after the end of each calendar quarter, the Trustee shall deliver a written statement of such determination as the Committee determines.

     (b) For purposes of allocations of net income (or net loss) equivalents, each subaccount under a Member's Account shall be divided into additional subaccounts to reflect such Member's deemed investment designation of a particular Fund or Funds pursuant to Article IV. As of each Valuation Date the net income (or net loss) equivalents of each Fund, separately and respectively, shall be allocated among the corresponding subaccounts of the Members who were deemed to have had such corresponding subaccounts on the immediately preceding Valuation Date; provided, however, that the balance credited to such subaccounts as of the immediately preceding Valuation Date shall be reduced by the amount of any payments made since the immediately preceding Valuation Date.

     (c) With respect to each Member whose employment is terminated for any reason, so long as there is any balance credited to his Account, such Account shall continue to receive allocations pursuant to this Section.

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                                      IV.

                           DEEMED INVESTMENT OF FUNDS

     Each Member shall designate, in accordance with the procedures established from time to time by the Committee, the manner in which the amounts credited to his Account shall be deemed to be invested from among the Funds made available from time to time pursuant to the provisions of the Trust Agreement. With respect to each Member's Account, such Member may designate one of such Funds for the deemed investment of all the amounts credited to such Account or he may split the deemed investment of the amounts credited to such Account between such Funds in such increments as the Committee may prescribe. No other type of designation will be permitted. If a Member fails to make a proper designation, then his Account shall be deemed to be invested in the Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

     A Member may change his deemed investment designation for future amounts to be credited to his Account. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Trustee in accordance with to the provisions of the applicable Fund or Funds.

          A Member may elect to convert his deemed investment designation with respect to the amounts already credited to his Account. Any such conversion shall be made in accordance with the procedures established by the Committee, and the frequency of such conversions may be limited by the Trustee in accordance with the provisions of the applicable Fund or Funds.

                                       V.

                                    BENEFITS

     5.1 PAYMENT ELECTION GENERALLY. Each Eligible Employee who becomes a Member on or after the Effective Date shall elect the time and form of payment of all or a portion of the amounts credited to his Account under the Plan by executing and filing with the Employer an election in the form prescribed by the Committee. Further, on or after the Effective Date, (a) any Member who had an Account under the Plan on the day prior to the Effective Date may make an initial election regarding time of payment of all or a portion of the amounts credited to his Account under the Plan or (b) any Member may revise his election regarding time or form of payment of all or a portion of the amounts credited to his Account under the Plan; provided, however, that in either case such election shall not be effective until the date that is twelve months after the date of such election.

     5.2 AMOUNT OF BENEFIT. The Member, or, in the event of the death of the Member, the Member's designated beneficiary, shall be entitled to a benefit equal in value to the balance credited to the Member's Account (or subaccount thereof) as of the Valuation Date immediately preceding the date the payment of such benefit is to be made or to commence pursuant to Section 5.3.

     5.3 TIME OF PAYMENT. Payment of all or a portion of the amounts credited to a Member's Account under Section 5.2 shall be made or commence as soon as administratively practicable as of the date elected by such Member pursuant to
Section 5.1. A Member may elect payment of all or a portion of the amounts credited to his Account hereunder be made or commenced as of any date; provided, however, that (a) in no event shall any amount be paid earlier than the second Plan Year following the Plan Year during which such amount was credited to a Member's Account and (b) notwithstanding phrase (a), payment of all amounts credited to a Member's Account shall be made or commence as soon as administratively practicable after the date the Member's employment with the Employer and all Controlled Entities terminates for any reason. In the event a Member fails to elect the time when payment of his benefit is to be made or commenced, such payment shall be made or commence as soon as administratively practicable after the date the Member's employment with the Employer and all Controlled Entities terminates for any reason. For purposes of this Plan, a Member's employment shall not be considered to have terminated at any time when the Employer is crediting amounts to such Member's Account pursuant to either
Section 3.2(c) or Section 3.4(b).

     5.4 ALTERNATIVE FORMS OF BENEFIT PAYMENTS. A Member may elect to receive payments in any one of the following forms:

     (a)  A lump sum, cash payment;

     (b) Annual installment payments for a term certain of either 5, 10 or 15 years payable to the Member or, in the event of such Member's death prior to the end of such term certain, to his designated beneficiary as provided in
Section 5.6.

     In the event a Member fails to elect the form in which his benefit payments are to be made, such benefit payments shall be in the form of a lump sum, cash payment to such Member or, in the event of such Member's death, to his designated beneficiary as provided in Section 5.6. If a Member dies and if the Member did elect the form in which his benefit payments are to be made, then benefit payments shall be made to the Member's designated beneficiary in the form elected by the Member. Notwithstanding any provision herein to the contrary, in the event a Member's employment with the Employer and all Controlled Entities terminates for any reason and the total amount credited to the Member's Account does not exceed $25,000, the Committee may, in its sole discretion, pay such amount in a lump sum, cash payment to such Member, or, in the event of such Member's death, to his designated beneficiary as provided in
Section 5.6.

     5.5 ELECTIVE WITHDRAWAL. A Member may elect at any time, by effecting the election procedure prescribed by the Committee, to withdraw as a benefit all or a portion of amounts credited to his Account pursuant to Section 3.3 (including any net income or net loss equivalents allocated thereto) as of any Valuation Date, subject to a withdrawal penalty of 10% of such withdrawn amounts as of such Valuation Date. Upon any such withdrawal, the withdrawal penalty shall be forfeited to the Employer.

     5.6  DESIGNATION OF BENEFICIARIES.

     (a) Each Member shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing same with the Employer. Any such designation may be changed at any time by execution of a new designation in accordance with this Section.

     (b) If no such designation is on file at the time of the death of the Member or such designation is not effective for any reason as determined by the Committee, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:

          (1) If a Member leaves a surviving spouse, his benefit shall be paid to such surviving spouse;

          (2) If a Member leaves no surviving spouse, his benefit shall be paid to such Member's executor or administrator, or to his heirs at law if there is no administration of such Member's estate.

     5.7 PAYMENT OF BENEFITS. To the extent the Trust Fund has sufficient assets, the Trustee shall pay benefits to Members or their beneficiaries, except to the extent the Employer pays the benefits directly and provides adequate evidence of such payment to the Trustee. To the extent the Trustee does not or cannot pay benefits out of the Trust Fund, the benefits shall be paid by the Employer. Any benefit payments made to a Member or for his benefit shall be debited to such Member's Account. All benefit payments shall be made in cash to the fullest extent practicable.

     5.8 NO LOANS. Members shall not at any time be permitted to borrow from the Trust Fund.

     5.9 UNCLAIMED BENEFITS. In the case of a benefit payable on behalf of a Member, if the Committee is unable to locate the Member or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited to the Employer. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan by the Employer.

     5.10 CLAIMS PROCEDURE. In the event that a Member or beneficiary's claim for a benefit under the Plan is denied or modified, the Committee shall furnish a written notice to such claimant within ninety days (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period) that (a) states the specific reason or reasons for such denial or modification, (b) provides specific reference to pertinent Plan provisions on which the denial or modification is based, (c) provides a description of any additional material or information necessary for the Member, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary and (d) explains the Plan's claim review procedure. If the Member, his beneficiary, or a representative of such Member or beneficiary desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Member, his beneficiary, or the representative of such Member or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Member, his beneficiary or the representative of such Member or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Member, beneficiary, or the representative of such Member or beneficiary prior to the commencement of the extension period. Members of the Committee shall not participate in any action or determination regarding their own benefits hereunder.

                                      VI.

                           ADMINISTRATION OF THE PLAN

     6.1 APPOINTMENT OF COMMITTEE. The general administration of the Plan shall be vested in the Committee which shall consist of one or more persons.

     6.2 REMOVAL. At any time during his term of office, and for any reason, a member of the Committee may be removed by the Chairman. Any member of the Committee who is an Employee shall automatically cease to be a member of the Committee as of the date he ceases to be employed by the Employer or a Controlled Entity.

     6.3 OFFICERS, RECORDS AND PROCEDURES. The Committee may select officers and may appoint a secretary who need not be a member of the Committee. The Committee shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Member or beneficiary such records as pertain to that individual's interest in the Plan. The Committee shall designate the person or persons who shall be authorized to sign for the Committee and, upon such designation, the signature of such person or persons shall bind the Committee.

     6.4 MEETINGS. The Committee shall hold meetings upon such notice and at such time and places as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Committee duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the members of the Committee.

     6.5 INDEMNITY. To the extent permitted by applicable law, the Company shall indemnify and save harmless the Board, the Chairman, the members of the Committee and each employee of the Employer who is a delegate of the Committee against any and all expenses and liabilities arising out of their discharge in good faith of responsibilities under or incident to the Plan, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such responsibilities, but excluding expenses and liabilities that are caused by or result from such individual's own gross negligence or willful misconduct. Expenses against which such individual shall be indemnified shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law.

     6.6 SELF-INTEREST OF COMMITTEE MEMBERS. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a member of the Committee is so disqualified to act and the remaining members cannot agree, the Chairman shall appoint a temporary substitute member to exercise all of the powers of the disqualified member concerning the matter in which he is disqualified.

     6.7 COMPENSATION AND BONDING. The members of the Committee shall not receive compensation with respect to their services for the Committee. To the extent required by applicable law, or required by the Company, the members of the Committee shall furnish bond or security for the performance of their duties hereunder.

     6.8 COMMITTEE POWERS AND DUTIES. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty:

     (a) to make rules, regulations and bylaws for the administration of the Plan which are not inconsistent with the terms and provisions hereof, provided such rules, regulations and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company;

     (b) to construe all terms, provisions, conditions and limitations of the Plan;

     (c) to correct any defect or supply any omission or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect for the greatest benefit of all interested parties;

     (d) to employ and compensate such accountants, attorneys, investment advisors and other agents and employees as the Committee may deem necessary or advisable in the proper and efficient administration of the Plan;

     (e) consistent with provisions of the Plan, to determine the amount, manner and time of payment of any benefits and to prescribe procedures to be followed by distributees in obtaining benefits;

     (f) to make a determination as to the right of any person to a benefit under the Plan; and

     (g) to receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements.

     Notwithstanding the provisions of Paragraph (f) above, in the event that the Committee denies or modifies a claim for benefits by a Member or beneficiary who believes that he is entitled to such benefits, such Member or beneficiary may apply in writing directly to the Trustee for payment of such benefits. For purposes of the preceding sentence, if the Committee does not issue a written denial or modification of a claim for benefits within five business days after it receives such claim, the claim shall be deemed denied. An application to the Trustee for payment of benefits shall be processed by the Trustee in accordance with the terms of the Trust Agreement.

     6.9 RIGHT TO DELEGATE. The Committee may from time to time allocate to one or more of the Employer's officers, employees, or agents, and may delegate to any other person or organization, any of its powers, duties, and responsibilities with respect to the operation and administration of the Plan, including, but not limited to, the day-to-day administration of the Plan, and may employ, and authorize any person to whom any of its fiduciary responsibilities have been delegated to employ, persons to render advice with regard to any fiduciary responsibility held hereunder. Upon such designation and acceptance, the Committee shall have no liability for the acts or omissions of any such designee as long as the Committee does not violate its fiduciary responsibility in making or continuing such designation. All allocations and delegations of fiduciary responsibility shall be reviewed at least annually by the Committee, as applicable, and shall be terminable upon such notice as the Committee in its discretion deems reasonable and prudent under the circumstances.

     6.10 EMPLOYER TO SUPPLY INFORMATION. The Employer shall supply full and timely information to the Committee relating to the Compensation of all Members, their ages, their retirement, death or other cause for termination of employment and such other pertinent facts as the Committee may require. The Employer shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer.

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                                      VII.

                            ADMINISTRATION OF FUNDS

     7.1 PAYMENT OF EXPENSES. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, expenses of the Committee and the cost of furnishing any bond or security required of the Committee, may be paid by the Employer and, if not paid by the Employer, shall be paid by the Trustee from the Trust Fund.

     7.2 TRUST FUND PROPERTY. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee shall be held for investment purposes as a commingled Trust Fund pursuant to the terms of the Trust Agreement. The Committee shall maintain an Account in the name of each Member, but the maintenance of an Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund.

                                     VIII.

                         DESIGNATION OF OTHER EMPLOYERS

     The Committee may designate any organization eligible by law to participate in the Plan as an Employer by written instrument delivered to the designated Employer. Such written instrument shall specify the effective date of such designation and shall become, as to such designated Employer and persons in its employment, a part of the Plan. Each designated Employer shall be conclusively presumed to have consented to such designation and to have agreed to be bound by the Plan upon its submitting any information pursuant to the terms of the Plan. The terms of the Plan may be modified as applied to the Employer only by written agreement between the Company and the designated Employer. Any Employer may, by appropriate action of its Board of Directors or noncorporate counterpart with written notice to the Committee, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate an Employer's Plan participation at any time by written notice to such Employer.

                                      IX.

                         DISCONTINUANCE OR TERMINATION

     9.1 DECLARATION OF INTENT. The Employer has established the Plan with the bona fide intention and expectation that from year to year it will be able to, and will deem it advisable to, continue deferrals as herein provided. However, the Board realizes that circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable for the Employer to continue deferrals hereunder. Therefore, the Board shall have the power to discontinue deferrals under the Plan, terminate the Plan or partially terminate the Plan at any time hereafter. The Committee and the Trustee shall be notified of such discontinuance, termination or partial termination.

     9.2  ADMINISTRATION OF PLAN IN CASE OF DISCONTINUANCE OR TERMINATION.

     (a) Upon discontinuance or termination, any previously uncredited deferrals and net income (or net loss) equivalents shall be credited among the Accounts of the Members on such date of discontinuance or termination according to the provisions of Article III, as if such date of discontinuance or termination were a Valuation Date. Thereafter, the net income (or net loss) equivalents shall continue to be allocated to the Accounts of the Members until the balances credited thereto are distributed. In the event of termination, the date of the final distribution shall be treated as a Valuation Date.

     (b) In the case of a total or partial termination of the Plan, and in the absence of a Plan amendment to the contrary, the balance credited to the Account of a Member for whom the Plan is terminated shall be paid to such Member or his designated beneficiary in the manner specified by the Committee, which may include the payment of a single, lump sum cash payment in full satisfaction of all such Member's or beneficiary's benefits hereunder.

                                       X.

                               NATURE OF THE PLAN

     The Employer intends and desires by the adoption of the Plan to recognize the value to the Employer of the past and present services of employees covered by the Plan and to encourage and assure their continued service with the Employer by making more adequate provision for their future retirement security. The establishment of the Plan is made necessary by certain benefit limitations which are imposed on the Thrift Plan by ERISA and by the Code. The Plan is intended to constitute an unfunded, unsecured promise of the Employer to pay benefits to each Member (or his beneficiary) as herein provided out of the Employer's general assets. Nevertheless, subject to the terms hereof and of the Trust Agreement, the Employer shall transfer money or other property to the Trustee and the Trustee shall pay Plan benefits to Members and their beneficiaries out of the Trust Fund.

     As a means of administering the assets of the Plan, the Employer has adopted the Trust pursuant to which The Chase Manhattan Bank serves as Trustee as of the Effective Date. The Employer shall remain the owner of all assets in the Trust Fund and the assets shall only be subject to the claims of Employer creditors if the Employer becomes insolvent. As used in this Article X, the Employer shall be deemed to be "INSOLVENT" if (a) the Employer is unable to pay its debts as they come due or (b) the Employer is subject to a pending proceeding as a debtor under the federal Bankruptcy Code (or any successor federal statute). Determinations as to the insolvency of the Employer shall be made in accordance with the provisions of the Trust Agreement. Further, the provisions of the Trust Agreement shall govern the disposition of the Trust Fund in the event the Employer is insolvent or in the event the Trustee receives a written notice alleging the Employer is insolvent. No Member or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund prior to the time such assets are paid to such Member or beneficiary as benefits.

                                      XI.

                                 MISCELLANEOUS

     11.1 NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of this Plan shall not be deemed to be a contract between the Employer and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person's right to terminate his employment at any time.

     11.2 ALIENATION OF INTEREST FORBIDDEN. The interest of a Member or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or
equitable proceedings.   The preceding notwithstanding, the Committee shall
comply with the terms and provisions of an order that satisfies the requirements for a "qualified domestic relations order" as defined in section 206(d) of ERISA including an order that requires distributions to an alternate payee prior to a Member's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of ERISA.

     11.3 AMENDMENT. The Company may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan on behalf of the Company and all Employers; provided, however, that no amendment may be made that would impair the rights of a Member with respect to amounts already credited to his Account.

     11.4 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

     11.5 GOVERNING LAWS. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

     EXECUTED effective as of October 1, 2000.

                              BJ SERVICES COMPANY, U.S.A.



                              By:
                                   --------------------------------------
                                   Name:
                                          -------------------------------
                                   Title:
                                          -------------------------------